Exhibit 99.2

GOCLICK.COM, INC.

Independent Auditors’ Report

The Board of Directors and Stockholder

goClick.com, Inc.:

We have audited the accompanying balance sheet of goClick.com, Inc. as of December 31, 2003 and the related statements of income, stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of goClick.com, Inc. as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG LLP

Seattle, Washington

August 25, 2004

GOCLICK.COM, INC.

Balance Sheets

		Unaudited
	December 31, 2003	June 30, 2004

Assets
Current assets:
Cash and cash equivalents	$1,093,174	1,198,955
Accounts receivable	61,021	12,147
Other current assets	588	636

Total current assets	1,154,783	1,211,738

Property and equipment, net	34,337	26,500

Total assets	$1,189,120	1,238,238

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$116,670	249,350
Accrued payroll and benefits	29,744	4,049
Accrued expenses and other current liabilities	44,935	75,196
Deferred revenue	429,052	572,892

Total current liabilities	620,401	901,487

Total liabilities	620,401	901,487

Stockholder's equity:

Common stock, no par value. 20,000 shares authorized and 100 shares issued and outstanding at December 31, 2003 and June 30, 2004	1,000	1,000

Retained earnings	567,719	335,751

Total stockholder's equity	568,719	336,751

Total liabilities and stockholder's equity	$1,189,120	1,238,238

See accompanying notes to financial statements.

GOCLICK.COM, INC.

Statements of Income

		Unaudited
	Year ended December 31, 2003	Six months ended June 30, 2003	Six months ended June 30, 2004
Revenue	$3,409,855	1,378,214	3,060,236

Expenses:
Service costs	2,235,913	865,536	1,931,520
Sales and marketing	141,559	66,759	82,667
Product development	37,259	16,600	17,947
General and administrative	82,350	33,467	22,736

Total expenses	2,497,081	982,362	2,054,870

Income from operations	912,774	395,852	1,005,366

Other income:
Interest income	5,923	2,805	5,148

Net income	$918,697	398,657	1,010,514

See accompanying notes to financial statements.

GOCLICK.COM, INC.

Statements of Stockholder's Equity

			Retained earnings	Total stockholder's equity
	Common stock
	Shares	Amount
Balances at December 31, 2002	100	$1,000	208,024	209,024

Net income	—	—	918,697	918,697
Dividends	—	—	(559,002)	(559,002)

Balances at December 31, 2003	100	1,000	567,719	568,719

Net income - unaudited	—	—	1,010,514	1,010,514
Dividends - unaudited	—	—	(1,242,482)	(1,242,482)

Balances at June 30, 2004 - unaudited	100	$1,000	335,751	336,751

See accompanying notes to financial statements.

GOCLICK.COM, INC.

Statements of Cash Flows

		Unaudited
	Year ended December 31, 2003	Six months ended June 30, 2003	Six months ended June 30, 2004
Cash flows from operating activities:
Net income	$918,697	398,657	1,010,514
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	24,648	11,414	12,947
Change in certain assets and liabilities:
Accounts receivable	(26,241)	3,165	48,874
Other current assets	(2,153)	(3,192)	(1,125)
Accounts payable	7,731	53,867	132,680
Accrued payroll and benefits	12,551	12,172	(25,695)
Accrued expenses and other current liabilities	(5,355)	16,742	30,261
Deferred revenue	141,519	87,927	143,840

Net cash provided by operating activities	1,071,397	580,752	1,352,296

Cash flows from investing activities:
Purchases of property and equipment	(15,232)	(5,023)	(4,033)

Net cash used in investing activities	(15,232)	(5,023)	(4,033)

Cash flows from financing activities:
Dividends paid to shareholder	(559,002)	(404,732)	(1,242,482)

Net cash used in financing activities	(559,002)	(404,732)	(1,242,482)

Net increase in cash and cash equivalents	497,163	170,997	105,781

Cash and cash equivalents at beginning of period	596,011	596,011	1,093,174

Cash and cash equivalents at end of period	$1,093,174	767,008	1,198,955

See accompanying notes to financial statements.

GOCLICK.COM, INC.

Notes to Financial Statements

Year ended December 31, 2003 and unaudited six months ended June 30, 2003 and June 30, 2004

(1)	Description of Business and Summary of Significant Accounting Policies and Practices

(a)	Description of Business and Basis of Presentation

goClick.com, Inc. (the “Company”), formed in October 2000, provides performance-based advertising services to merchant advertisers, including pay-per-click listings. Through the Company’s per-per-click service, merchant advertisers create keyword listings that describe their products or services, which are marketed to consumers and businesses primarily through search engine or directory results when users search for information, products or services using the Internet.

(b)	Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase and proceeds in-transit from credit and debit card transactions with settlement terms of less than five days to be cash equivalents. Cash equivalents totaled approximately $858,797 and $622,760 at December 31, 2003, and June 30, 2004, respectively, and consisted primarily of certificates of deposit with seven day original maturity. Cash equivalents include credit and debit card in-transit amounts of approximately $29,024, and $54,913 at December 31, 2003 and June 30, 2004, respectively.

(c)	Fair Value of Financial Instruments

At December 31, 2003 and June 30, 2004, the Company had the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates their fair value based on the liquidity of these financial instruments or based on their short-term nature.

(d)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company records an allowance for doubtful accounts when it estimates probable credit losses in existing accounts receivable. The allowance is determined based on analysis of historical bad debts, advertiser concentrations, advertiser credit-worthiness and current economic trends. Past due balances over 90 days and specific other balances are reviewed individually for collectibility on a quarterly basis. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company had no allowance and no write-offs in the periods presented.

No merchant advertiser represented greater than 10% of revenue for the year ended December 31, 2003 and the six month periods ended June 30, 2003 and June 30, 2004. One merchant advertiser represented 67% and 57% of total accounts receivable at December 31, 2003 and June 30, 2004, respectively.

GOCLICK.COM, INC.

Notes to Financial Statements

Year ended December 31, 2003 and unaudited six months ended June 30, 2003 and June 30, 2004

(e)	Property and Equipment

Property and equipment are stated at cost. Depreciation on computers and equipment is calculated on the straight-line method over the estimated useful lives of the assets, generally averaging three years.

(f)	Impairment or Disposal of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets for impairment in accordance with SFAS No. 144 whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized by the amount by which the carrying amount of the assets exceeds fair value. Assets to be disposed of are separately presented on the balance sheet and reported at the lower of their carrying amount or fair value less costs to sell, and are no longer depreciated.

(g)	Merchant Advertiser Credit and Incentive Program Reserves

The Company grants merchant advertiser credits to its customers under certain circumstances. The merchant advertiser credit reserve is the Company’s best estimate of the amount of expected future reductions in merchant advertisers’ payment obligations to the Company related to delivered services. The Company determines the merchant advertiser credit reserve based on analysis of historical credits.

Under the merchant advertiser incentive program, the Company grants merchant advertisers with account credits depending upon the individual amounts of prepayments made. The incentive program reserve is determined based on historical rate of incentives earned and used by merchant advertisers compared to the related revenues recognized by the Company. The costs related to the incentives are comprised primarily of user acquisition costs and other costs as denoted in footnote (1) (n). These costs are expensed as incurred in accordance with Emerging Issues Task Force (EITF) No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).

Revenue is recognized based upon the total estimated click-throughs to be delivered, which includes incentive credits to be provided to merchant advertisers.

The merchant advertiser credit and incentive program reserve balances are included in accrued expenses and other current liabilities and total $33,482 and $60,391 as of December 31, 2003 and June 30, 2004, respectively.

(h)	Advertising Expenses

Advertising costs are expensed as incurred and are primarily Internet-based direct advertising. Such costs are included in sales and marketing. Advertising expenses were $104,300, $50,160 and $64,719 for the year ended December 31, 2003 and the six months ended June 30, 2003 and June 30, 2004, respectively.

GOCLICK.COM, INC.

Notes to Financial Statements

Year ended December 31, 2003 and unaudited six months ended June 30, 2003 and June 30, 2004

(i)	Product Development

Product development costs consist primarily of expenses incurred by the Company in the research and development, creation, and enhancement of the Company’s Internet site and services. Research and development expenses are expensed as incurred and include compensation and related expenses, costs of computer hardware and software, and costs incurred in developing features and functionality of the services. For the periods presented, substantially all of the product development expenses are research and development.

Product development costs are expensed as incurred or capitalized into property and equipment in accordance with the American Institute of Certified Public Accountants’ (AICPA) Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (SOP 98-1). SOP 98-1 requires that cost incurred in the preliminary project and post-implementation stages of an internal use software project be expensed as incurred and that certain costs incurred in the application development stage of a project be capitalized. No costs were capitalized in the periods presented.

(j)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company has used estimates in determining certain provisions, including the merchant advertiser credits and incentive program reserves and useful lives for property and equipment and intangibles. Actual results could differ from those estimates.

(k)	Concentrations

The Company maintains substantially all of its cash and cash equivalents with one financial institution. Management believes that the financial risks associated with such deposits are minimal. The percentage of revenue earned from merchant advertisers supplied by distribution partners representing more than 10% of total revenue is as follows:

		Unaudited
	Year Ended December 31, 2003	Six Months Ended June 30, 2003	Six Months Ended June 30, 2004
Distribution Partner A	57%	54%	29%
Distribution Partner B	11%	5%	31%
Distribution Partner C	—	—	21%

GOCLICK.COM, INC.

Notes to Financial Statements

Year ended December 31, 2003 and unaudited six months ended June 30, 2003 and June 30, 2004

Primarily all of the Company’s revenue earned from merchant advertisers is generated through arrangements with distribution partners that provide search listings. The Company may not be successful in renewing any of these agreements, or if they are renewed, they may not be on as favorable terms. The Company may not be successful in entering into agreements with new distribution partners on commercially acceptable terms. In addition, several of these distribution partners may be considered potential competitors.

(l)	Segment Reporting and Geographic Information

Operating segments are revenue-producing components of the enterprise for which separate financial information is produced internally for the Company’s management. For all periods presented the Company operated as a single segment. The Company operates in a single business segment principally in domestic markets providing Internet merchant transaction services to enterprises.

(m)	Revenue Recognition

Revenue is generated primarily through pay for performance advertising services when a user clicks on a merchant advertiser’s listing after it has been placed by the Company or our distribution partners in the search listing. The Company follows Staff Accounting Bulletin 104, Revenue Recognition (SAB No. 104). This pronouncement summarizes certain of the Security and Exchange Commission (SEC) staff’s views on the application of accounting principles generally accepted in the United States of America to revenue recognition. Revenue from click-through activity is recognized once persuasive evidence of an arrangement is obtained, services are performed (clicks are delivered), provided the fee is fixed and determinable and collection is reasonably assured. The Company has no barter transactions.

The Company enters into agreements with various distribution partners to provide merchant advertisers’ listings. The Company generally pays distribution partners based on a specified percentage of revenue or a fixed amount per click-through on these listings. The Company acts as the primary obligor with the merchant advertiser for revenue click-through transactions and is responsible for the fulfillment of services. In accordance with Emerging Issues Task Force (EITF) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, the revenues derived from advertisers are reported gross based upon the amounts received from the merchant advertiser.

(n)	Service Costs

Service costs include network operations and customer service costs that consist primarily of costs associated with providing performance-based advertising services, maintaining the Company’s Web site, credit card processing fees and network and fees paid to outside service providers that provide and manage the Company’s paid listings and customer services. Customer service and other costs associated with serving the Company’s search results and maintaining the Company’s Web site include depreciation of Web site and network equipment, co-location charges of the Company’s Web site equipment, bandwidth, salaries of related personnel and amortization of domain names.

GOCLICK.COM, INC.

Notes to Financial Statements

Year ended December 31, 2003 and unaudited six months ended June 30, 2003 and June 30, 2004

Service costs also include user acquisition costs that relate primarily to payments made to distribution partners who provide an opportunity for the Company’s merchant advertisers to market and sell their products. The Company enters into agreements of varying durations with distribution partners that integrate the Company’s services into their Web sites and indexes. The primary economic structure of the distribution partner agreements is a variable payment based on a specified percentage of revenue. Other economic structures that to a lesser degree exist include variable payments based on a specific metric, such as number of paid click-throughs.

(o)	Income Taxes

The stockholder of the Company elected to utilize the provisions of subchapter S of the Internal Revenue Code. In lieu of corporate income taxes, the stockholder of a subchapter S corporation is taxed on the Company’s taxable income. Therefore, no provision or liability for Federal or state income tax was recorded in the financial statements.

(p)	Guarantees

The Company adopted FASB Interpretation (FIN) No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, during the year ended December 31, 2002. FIN No. 45 provides expanded accounting guidance surrounding liability recognition and disclosure requirements related to guarantees, as defined by the interpretation. In the ordinary course of business, the Company is not subject to potential obligations under guarantees that fall within the scope of FIN No. 45 except for standard indemnification provisions that are contained within many of our advertiser and distribution partner agreements, and give rise only to the disclosure requirements prescribed by FIN No. 45.

Indemnification provisions contained within the Company’s advertiser and distribution partner agreements are generally consistent with those prevalent in the Company’s industry. The Company has not incurred significant obligations under advertiser and distribution partner indemnification provisions historically and does not expect to incur significant obligations in the future. Accordingly, the Company does not maintain accruals for potential advertiser and distribution partner indemnification obligations.

(q)	Recently Issued Accounting Standards

In November 2002, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 00-21 (“EITF No. 00-21”), Revenue Arrangements with Multiple Deliverables. EITF No. 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities. EITF No. 00-21 became effective for fiscal periods beginning after June 15, 2003. The adoption of EITF No. 00-21 has not had a material impact on the Company’s financial position and results of operations.

GOCLICK.COM, INC.

Notes to Financial Statements

Year ended December 31, 2003 and unaudited six months ended June 30, 2003 and June 30, 2004

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). It is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on our financial statements.

(r)	Related Party Transactions

The Company has an affiliate company as one of its distribution partners. The terms of the distribution partner agreement are consistent with the Company’s other distribution partner arrangements. Service costs in each period and accounts payable at each balance sheet date were as follows:

		Unaudited
	Year Ended December 31, 2003	Six Months Ended June 30, 2003	Six Months Ended June 30, 2004
Service costs	$11,406	—	12,806

		Unaudited
	December 31, 2003	June 30, 2004
Accounts payable	$845	715

(2)	Property and Equipment

Property and equipment consisted of the following:

		Unaudited
	December 31, 2003	June 30, 2004
Computers and equipment	$77,339	81,372
Less accumulated depreciation	(43,002)	(54,872)

Property and equipment, net	$34,337	26,500

Depreciation expense incurred by the Company was $22,566, $10,490 and $11,870 for the year ended December 31, 2003 and the six months ended June 30, 2003 and June 30, 2004, respectively.

(3)	Contingencies

The Company is involved in legal and administrative proceedings and claims of various types. While any litigation contains an element of uncertainty, management presently believes that the outcome of each such proceeding or claim which is pending or known to be threatened, or all of them combined, will not have a material adverse effect on the Company.

GOCLICK.COM, INC.

Notes to Financial Statements

Year ended December 31, 2003 and unaudited six months ended June 30, 2003 and June 30, 2004

(4)	Simplified Employee Pension Plan

The Company has made contributions to eligible employees’ individual retirement account under a simplified employee pension described in section 408(K) of the Internal Revenue Code. The Company may elect each year whether or not to contribute. The amounts contributed were $27,735, $12,500 and $0 for the year ended December 31, 2003, the six months ended June 30, 2003 and June 30, 2004, respectively.

(5)	Subsequent Events

In July 2004, Marchex, Inc. acquired 100% of the outstanding stock of the Company. The consideration consisted of:

•	cash of approximately $8,300,000, and

•	433,541 shares of Class B common stock.